Exhibit 10.1
FORM OF INDEMNIFICATION AGREEMENT
MAX & ERMA’S RESTAURANTS, INC.
     THIS AGREEMENT is made this ___day of ___, 20___by and between Max & Erma’s Restaurants, Inc., a Delaware corporation (the “Company”) and___, an individual and a director and/or officer of the Company (the “Indemnitee”).
Recitals
     WHEREAS, Indemnitee is either a member of the Board of Directors or an officer of the Company, or both, and in such capacity is performing a valuable service for the Company;
     WHEREAS, the Company’s By-laws (the “By-laws”) provide for the indemnification of the directors, officers, employees and agents of the Company to the extent permitted by the Delaware General Corporation Law (the “Delaware Statute”);
     WHEREAS, the Delaware Statute specifically provides that it is not exclusive, and thereby contemplates that contracts may be entered into between the Company and its directors, officers, agents and employees with respect to indemnification of such persons;
     WHEREAS, the Company intends from time to time to apply for and, if economically feasible, obtain directors and officers liability insurance (“D & O Insurance”), which insurance is intended to supplement, and not replace, the obligations of the Company pursuant to this Agreement; and
     WHEREAS, in order to induce Indemnitee to continue to serve as a member of the Board of Directors of the Company or an officer, or both, the Company has determined and agreed to enter into this contract with Indemnitee;
Agreement
     NOW, THEREFORE, in consideration of Indemnitee’s continued service with the Company after the date hereof the parties agree as follows:
     1. D & O Insurance. The Company shall exercise its best efforts to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, with annual limits of coverage of not less than $7 million per occurrence and $7 million in the aggregate, and to ensure the Company’s performance of its indemnification obligations under this Agreement. In all policies of directors’ and officers’ liability insurance, Indemnitee shall be named as an insured in such a manner to provide Indemnitee the same rights and benefits as are accorded to the most favorable insured of the Company’s directors, if Indemnitee is a director; or of the

Company’s officers, if Indemitee is not a director of the Company but is an officer. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company reasonably determines that such insurance is not readily available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage.
     2. Indemnity.
(a)	Subject only to the exclusions set forth in Section 3 hereof, the Company hereby agrees to hold harmless and indemnify Indemnitee against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding or any alternative dispute resolution mechanism, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent authorized and permitted by the provisions of the Delaware Statute, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof.

(b)	The Company agrees that if there is a Change in Control (as defined in Section 2(c) hereof) of the Company, then, with respect to all matters thereafter arising concerning the right of Indemnitee to payments of expenses under this Agreement or any other agreement or under the Company’s Certificate of Incorporation or By-laws as now or hereafter in effect, Independent Legal Counsel (as defined in Section 2(d) hereof) shall be selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under the Delaware Statute or any federal statute, law, rule or regulation imposed on the parties by a Delaware court, and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees and expenses of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorney’s fees and expenses), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant thereto.

(c)	For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if and when, after the date hereof, (i) any “person” (as that term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on the date hereof), including any “group” as such term is used in Section 13(d)(3) of the Exchange Act on the date hereof, shall acquire (or disclose the previous acquisition of) beneficial ownership (as that term is defined in Section 13(d) of the Exchange Act and the rules thereunder on the date hereof) of shares of the outstanding stock of any class or classes of the Company which results in such person or group possessing more than 50% of the total voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or (ii) as the result of, or in connection with, any tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions (a “Transaction”), the owners of the voting shares of the Company outstanding immediately prior to such Transaction own less than a majority of the voting shares of the Company after the Transaction; or (iii) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company (or who take office following the approval of a majority of the directors then in office who were directors at the beginning of the period) cease for any reason to constitute at least one-half thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors of the Company representing at least one-half of the directors then in office who were directors at the beginning of the period; or (iv) the sale, exchange, transfer, or other disposition of all or substantially all of the assets of the Company (a “Sale Transaction”).

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of this Agreement (a) if the Indemnitee, alone or as part of any “group” as such term is used in Section 13(d)(3) of the Exchange Act on the date hereof, shall acquire (or disclose the previous acquisition thereof) beneficial ownership (as that term is defined in Section 13(d) on the Exchange Act and the rules thereunder on the date hereof) of shares of the outstanding stock of any class or classes of the Company that results in the Indemnitee or the Indemnitee as part of any “group” possessing more than 50% of the total voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; (b) upon the occurrence of any Transaction, Sale Transaction, consolidation, or reorganization involving the Company and the Indemnitee, alone or with other officers of the Company, or any entity in which the Indemnitee (alone or with other officers) has, directly or indirectly, any equity or ownership interest, except where such entity is a publicly traded company and the Indemnitee does not own more than a 1% interest in such entity prior to the Transaction, Sale Transaction, consolidation, or reorganization; (c) in a transaction otherwise commonly referred to as a “management leveraged buyout”; or (d) in an acquisition of stock of the Company by employee benefit plans sponsored by the Company.

(d)	For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(b) hereof, who shall not have otherwise performed services for the Company or Indemnitees within the last three years (other than with respect to matters concerning the rights of Indemnitees under this Agreement, or of other indemnitees under similar indemnity agreements).
     3. Limitations on Indemnity. No indemnity pursuant to Section 2 hereof shall be paid by the Company:
(a)	except to the extent the aggregate losses to be indemnified hereunder exceed the amount of such losses for which the Indemnitee is indemnified pursuant to any D & O Insurance purchased and maintained by the Company;

(b)	in respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(c)	on account of any suit in which judgment is rendered against an Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(d)	on account of Indemnitee’s act or omission being finally adjudged to have been not in good faith or involving intentional misconduct or a knowing violation of law;

(e)	if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful; or

(f)	in connection with any action, suit, or proceeding or any alternative dispute resolution mechanism initiated by Indemnitee against the Company or any director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such action, suit or proceeding or any alternative dispute resolution mechanism; or (ii) the action, suit or proceeding or any alternative dispute resolution mechanism is one to enforce Indemitee’s rights under this Agreement.
     4. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director of the Company or serving in any other capacity referred to herein.
     5. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company of the commencement thereof:
(a)	The Company will be entitled to participate therein at its own expense.

(b)	Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel selected by the Company and reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above and notified the Company of such decision in writing specifying the reasons therefor.

(c)	The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.
     6. Repayment of Expenses. Indemnitee agrees that Indemnitee will reimburse the Company for all reasonable expenses paid by the Company in defending any civil or criminal action, suit or proceeding against Indemnitee in the event and only to the extent that it shall be ultimately determined that Indemnitee is not entitled to be indemnified by the Company for such expenses under the provisions of the Delaware Statute, the By-laws, this Agreement or otherwise.
     7. Enforcement.
(a)	The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to continue as a director or an officer of the Company, or both, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

(b)	In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Company shall reimburse Indemnitee for all of Indemnitee’s reasonable fees and expenses in bringing and pursuing such action.
     8. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.
     9. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all rights of recovery of Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
     10. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, By-law, or otherwise) of the amounts otherwise indemnifiable hereunder.
     11. Governing Law; Binding Effect; Amendment and Termination; Final Agreement.
(a)	This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

(b)	This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

(c)	No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

(d)	This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof and supersedes and replaces any existing oral or written agreement or understanding between you and the Company relating to the same subject matter.
     In Witness Whereof, the parties hereto have executed this Agreement on and as of the day and year first above written.

The Company:

Max & Erma Restaurants, Inc.

By: _______________ Its: _______________

The Indemnitee:

_______________